UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2013

MILLENNIAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35478	20-5087192
(Commission File No.)	(IRS Employer Identification No.)

2400 Boston Street, Suite 201

Baltimore, MD 21224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 522-8705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Change in Compensation for Michael Avon

On April 26, 2013, the Compensation Committee of Millennial Media, Inc. (the “Company”) approved, effective April 1, 2013, an increase in compensation for Michael B. Avon, the Company’s Executive Vice President and Chief Financial Officer. Mr. Avon’s base salary was increased from $240,000 to $350,000 and his annual bonus target was increased from 60% of his base salary to 75% of his base salary.  Additionally, the Company’s Compensation Committee approved a grant to Mr. Avon of an option to purchase 500,000 shares of the Company’s common stock at an exercise price of $7.11 per share.  The option vests in monthly installments over four years beginning on May 1, 2013 and ending on April 1, 2017, subject to Mr. Avon’s continuous employment through each vesting date, and subject to accelerated vesting in specified circumstances, including a change of control of the Company, the termination of Mr. Avon’s employment without cause or Mr. Avon’s termination of his employment for good reason, as such terms are defined in his employment agreement.  The Compensation Committee also awarded a restricted stock unit grant to Mr. Avon for 10,949 shares of common stock.  The grant will vest in full on December 31, 2013, subject to Mr. Avon’s continuous service with the Company as of the vesting date, and subject to accelerated vesting in the same specified circumstances as for Mr. Avon’s stock option grant.

(e)                                  RSU Grant to Mollie Spilman

On April 26, 2013, the Compensation Committee of the Company awarded a restricted stock unit grant to Mary “Mollie” Spilman, the Company’s Executive Vice President, Global Sales and Marketing, for 145,985 shares of common stock.  The grant vests in quarterly installments over four years beginning on July 1, 2013 and ending on April 1, 2017, subject to Ms. Spilman’s continuous service with the Company as of each vesting date, and subject to accelerated vesting in specified circumstances, including a change of control of the Company, the termination of Ms. Spilman’s employment without cause or Ms. Spilman’s termination of her employment for good reason, as such terms are defined in her employment agreement.

(b)                                 Resignation of Arun Gupta as a Director of the Company

On April 29, 2013, Arun Gupta, a member of the Board of Directors of the Company, advised the Company of his intent to resign from the Board of Directors effective upon the conclusion of the Company’s 2013 Annual Meeting of Stockholders to be held on June 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2013	MILLENNIAL MEDIA, INC.

	By:	/s/ Ho Sik Shin
Ho Sik Shin
General Counsel, Chief Privacy Officer and Secretary